Exhibit 21.1

Subsidiaries of the Registrant

Name of Entity	State of Organization

PRC Williston, LLC

Sharon Hunter Resources, Inc

Magnum Hunter Resources GP, LLC

Magnum Hunter Resources LP

Triad Hunter, LLC

Alpha Hunter Drilling, LLC

Eureka Hunter Pipeline, LLC

Hunter Disposal, LLC

Hunter Real Estate, LLC

MHR Acquisition Company I, LLC

MHR Acquisition Company II, LLC

MHR Acquisition Company III, LLC
Delaware Colorado Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware